TRANSACTIONS IN THE PAST SIXTY DAYS
WITH RESPECT TO THE COMPANY'S COMMON STOCK

Trade Date	Fund Name	Txn Type	Quantity		Unit cost
12/31/2009	Red Oak Fund	Buy	130,212		0.23
1/4/2010	Red Oak Fund	Buy	17,000		0.223
1/5/2010	Red Oak Fund	Buy	3,400		0.265
1/6/2010	Pinnacle Fund	Buy	16,600		0.264
1/6/2010	Red Oak Fund	Buy	40,000		0.264
1/7/2010	Pinnacle Fund	Buy	31,611		0.258
1/7/2010	Red Oak Fund	Buy	55,000		0.258
1/8/2010	Pinnacle Fund	Buy	4,890		0.26
1/8/2010	Red Oak Fund	Buy	25,000		0.26
1/11/2010	Pinnacle Fund	Buy	6,300		0.262
1/11/2010	Red Oak Fund	Buy	20,000		0.262
1/12/2010	Red Oak Fund	Buy	5,500		0.255
1/13/2010	Pinnacle Fund	Buy	35,400		0.283
1/13/2010	Red Oak Fund	Buy	210,000		0.283
1/14/2010	Pinnacle Fund	Buy	51,400		0.295
1/14/2010	Red Oak Fund	Buy	125,000		0.295
1/15/2010	Pinnacle Fund	Buy	2,800		0.295
1/15/2010	Red Oak Fund	Buy	6,000		0.295
1/20/2010	Red Oak Fund	Buy	25,000		0.302
1/21/2010	Pinnacle Fund	Buy	5,700		0.287
1/21/2010	Red Oak Fund	Buy	30,000		0.287
1/22/2010	Red Oak Fund	Buy	7,700		0.286
1/25/2010	Pinnacle Fund	Buy	4,080		0.292
1/25/2010	Red Oak Fund	Buy	16,320		0.292
2/12/2010	Red Oak Fund	Buy	3,067		0.27
2/17/2010	Red Oak Fund	Buy	2,000		0.26
2/17/2010	Red Oak Fund	Buy	2,439,057	*	0.27
2/24/2010	Bear Fund	Buy	20,400		0.29
2/25/2010	Bear Fund	Buy	7,400		0.2922

*  The shares are "restricted securities" as defined in Rule 144 of the Securities Act, as they were acquired in an unregistered, private sale from an affiliate of the issuer.  As "restricted securities" the securities may not be resold in the marketplace unless they are registered with the SEC or an exemption from such registration requirement is available, such as pursuant to Rule 144.